Exhibit 99.1

LM Funding America, Inc. Announces the Appointment
of Marty Traber to its Board of Directors

TAMPA, FL, April 30, 2024-- LM Funding America, Inc. (NASDAQ:LMFA) ("LM Funding" or the "Company"), a cryptocurrency mining and technology-based specialty finance company, today announced the appointment of Marty Traber to the Company’s Board of Directors. Mr. Traber, who previously served as a director for the Company from 2015-2021, replaces Todd Zhang, who is retiring from the board.

Mr. Traber is currently the Chairman of the Skyway Capital Markets Group, where he oversees the organization’s strategic planning and growth, building on more than 40 years of experience in securities law and corporate finance. He is also a former partner of the international law firm of Foley & Lardner LLP, in Tampa, Florida, where he served in the firm’s Transactional & Securities and Private Equity & Venture Capital practices and was a member of its Technology Industry team. He is a founder of HCI Group, Inc., a New York Stock Exchange-listed company headquartered in Tampa that engages in various business activities, including homeowners’ insurance, reinsurance, real estate, and information technology where he also served on Its board from 2006 – 2018. From 2012 to 2013, he also served on the Board of Directors of Exeter Trust Company, Portsmouth, New Hampshire. He also joined the Board of Directors for Mad Mobile in March 2019. A founder of NorthStar Banking Corporation in Tampa, he served as a member of the Board of Directors of the bank holding company from 2007 to 2011. From 2009 to 2014, Mr. Traber served on the Board of Directors of JHS Capital Holdings, Tampa, and from 2010 to 2016, he served on the Advisory Board of Platinum Bank, Tampa. He has also advised a number of community banks from formation through ongoing operations and, in some cases, acquisition. In 2017, he was appointed to the Advisory Board of Retail Service Systems, LLC, Columbus, Ohio. Mr. Traber holds a Bachelor of Arts degree from Indiana University and a Juris Doctor degree from the Indiana School of Law, Indiana University, where he graduated magna cum laude and first in his class.

Bruce Rodgers, Chief Executive Officer of LM Funding America, Inc. commented “We are pleased to have Marty Traber rejoin the LM Funding Board of Directors and welcome the return of an investment banking viewpoint to our board. Marty works as an investment banker in the capital markets every day and we believe that current market insight will help inform our decisions as we seek to grow our Bitcoin mining operations and continue to hold Bitcoin on our balance sheet. Additionally, we would like to express our appreciation to Todd Zhang for his significant contributions during the ramp up of our Bitcoin mining operations and wish him success in his future pursuits.”

About LM Funding America

LM Funding America, Inc. (Nasdaq: LMFA), together with its subsidiaries, is a cryptocurrency mining business that commenced Bitcoin mining operations in September 2022. The Company also operates a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado, and Illinois, by funding a certain portion of the Associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, the risks of entering into and operating in the cryptocurrency mining business, the capacity of our bitcoin mining machines and our related ability to purchase power at reasonable prices, the ability to finance our planned cryptocurrency mining operations, our ability to acquire new accounts in our specialty finance business at appropriate prices, the need for capital, our ability to hire and retain new employees, changes in governmental regulations that affect our ability to collect sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry. The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

Email: LMFA@crescendo-ir.com